UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2017

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry Into Material Definitive Agreement.

On June 23, 2017, a wholly-owned subsidiary of Tesla, Inc. (the “Company”) entered into an amendment (the “Revolving Aggregation Credit Facility Amendment”) to a revolving credit facility originally entered into on May 4, 2015 (the “Revolving Aggregation Credit Facility”) with a syndicate of lenders and Bank of America, N.A., as administrative agent and collateral agent.  The Revolving Aggregation Credit Facility is secured by certain assets and cash flows of certain subsidiaries of SolarCity Corporation, a wholly-owned subsidiary of the Company, and is non-recourse to the Company’s assets and cash flows. The Revolving Aggregation Credit Facility Amendment extended the availability period of draws under the Revolving Aggregation Credit Facility to December 31, 2018, and extended the maturity date to December 31, 2019. In addition, the Revolving Aggregation Credit Facility Amendment provides for a Company-requested decrease in the total lender commitments under the Revolving Aggregation Credit Facility to $600 million. This more closely aligns with the Company’s needs given the Company's transition to a greater proportion of cash- and loan-based sales for solar assets and more frequent securitization transactions for leased solar assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date:  June 29, 2017